      As filed with the Securities and Exchange Commission on June 6, 2001
                                                      REGISTRATION NO. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               EPIX MEDICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                                               04-3030815
         (STATE OR OTHER JURISDICTION                                                  (I.R.S. EMPLOYER
       OF INCORPORATION OR ORGANIZATION)                                              IDENTIFICATION NO.)


                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       EPIX MEDICAL, INC. AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

                    MICHAEL D. WEBB, CHIEF EXECUTIVE OFFICER
                               EPIX MEDICAL, INC.
                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                 with copies to:

                           William T. Whelan, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000



                                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed                  Proposed
          Title of                    Amount to be               Maximum                   Maximum
 securities to be registered         Registered (1)          Offering Price               Aggregate                   Amount of
                                                              Per Share (2)          Offering Price (2)           registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             500,000                 $7.30                    $3,650,000                      $913.00

====================================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon exercise of options which have been granted and/or may hereafter be granted under the EPIX Medical, Inc. Amended and Restated 1992 Equity Incentive Plan (the "Option Plan"). The maximum number of shares which may be sold upon exercise of options granted under the Option Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of such Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (May 30, 2001) within 5 business days prior to filing this Registration Statement.

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                                EXPLANATORY NOTE


         The content of the Registration Statement on Form S-8 (File No. 333-30531) of EPIX Medical, Inc. is hereby incorporated by reference. The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1992 Equity Incentive Plan.

Exhibits.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered

23.1     Consent of Ernst & Young LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on June 6, 2001.

                                                       EPIX MEDICAL, INC.


                                                   By: /s/ MICHAEL D. WEBB
                                                       ------------------------
                                                         Michael D. Webb
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                               TITLE                                              DATE
/s/ MICHAEL D. WEBB                   Chief Executive Officer and Director                June 6, 2001
------------------------------------  (Principal Executive Officer)
Michael D. Webb

/s/ PAMELA E. CAREY                    Vice President of Finance and Administration       June 6, 2001
------------------------------------   and Chief Financial Officer
Pamela E. Carey                        (Principal Financial and Accounting Officer)


/s/ CHRISTOPHER F.O. GABRIELI          Chairman of the Board and Director                 June 6, 2001
------------------------------------
Christopher F. O. Gabrieli


/s/ STANLEY T. CROOKE                  Director                                           June 6, 2001
------------------------------------
Stanley T. Crooke, M.D., Ph.D.


/s/ LUKE B. EVNIN                      Director                                           June 6, 2001
------------------------------------
Luke B. Evnin, Ph.D.

/s/ RANDALL B. LAUFFER                 Director                                           June 6, 2001
------------------------------------
Randall B. Lauffer, Ph.D.

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